Exhibit 10.1

Ulanqab of Inner Mongolia 20MW Grid-connected Power Generation Project

General Contract

Principal Contract No.:

Contractor Contract No.:

Principal: Inner Mongolia Jingzhaolai Photovoltaic Power Co., Ltd.

Contractor: Xinyu Xinwei New Energy Co., Ltd.

October 2014

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Contract Agreement

This agreement is signed between Inner Mongolia Jingzhaolai Photovoltaic Power Co., Ltd. (hereinafter referred to as “Principal”) and Xinyu Xinwei New Energy Co., Ltd. (hereinafter referred to as “Contractor”) in October 2014 according to the following terms and conditions.

Whereas Contractor has obtained the general contract of Ulanqab of Inner Mongolia 20MW Grid-connected Power Generation Project, the conditions of the general contract shall be subject to Schedule 3; Principal has accepted that Contractor provides the above general contract service with total amount of RMB166 million (one hundred and sixty-six million yuan) (hereinafter referred to as “Total Contract Price”).

Both parties reach the following agreements with the contract price of RMB166 million:

I. The definitions of the words and terms in the contract shall be the same as those in contract terms.

II. Contract documents shall be able to construe and explain for each other. Unless otherwise specifically agreed in the contract, the order for authoritative interpretation shall be as follows:

(1)	Contract agreement;

(2)	Contract Annex (The following 2 annexes form the Contract Annex)

Annex 1—Technical Requirements

Annex 2—Contracting Scope Dividing

(3)	Contract terms;

(4)	Standard, specifications and relevant technical documents;

(5)	Other relevant documents agreed by both parties.

The above documents shall complement and explain for each other. In case of any ambiguity or inconsistence, the foregoing list shall prevail with respect to interpretation. For those in the same text, in case of inconsistence of standards, the higher one shall prevail. Disputes shall be settled according to the methods agreed in Article 16.

III. Contract Construction Period: It is planned to be commenced on October 10, 2014, and the time for grid connection is planned to be before December 31, 2014. Construction period is set to be completed within 80 days from the next day when the order to commence is obtained from Principal/Supervision Unit Director. In case of delayed commencement or construction period not caused by Contractor, the construction period shall be postponed. If Principal fails to obtain the verification opinion on access system before October 30, 2014, the contract duration shall be postponed, from October 10, 2014 to the date when the verification opinion on access system is obtained.

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IV. Quality Standard: see Schedule 2 “Technical Agreement”

V. Scope of Contracting:

Including the design of PV power generation area, comprehensive building, phase II to phase I access including contra lateral interval (the project does not need 110kv booster station, output line), procurement of equipment and materials, supply (supplied to construction site), civil engineering (including infrastructure and housing construction, and etc.) installation work, technical service, debugging, until completion handing over general contracting work, specifically subject to Schedule 3.

VI. Form of Pricing: fixed total price.

VII. Agreement Establishment and Effectiveness

1. Considering that Principal shall pay the amounts to Contractor as stipulated in the following article, Contractor hereby agrees to carry out survey and design, procurement of equipment and materials, supply, construction installation, technical service, training, debugging, commissioning, completion and warranty as stipulated in the contract.

2. Considering that Contractor shall carry out the design, procurement of equipment and materials, supply, construction installation, technical service, training, debugging, commissioning, completion and warranty of the project, Principal hereby agrees to pay the contract price and other payables stipulated in the contract to Contractor according to the form and time as stipulated in the contract.

VIII. Contract Taking Effect

1. Date of Entry into Contract: October 2014.

2. Place of Entry into Contract: Ulanqab City, Inner Mongolia.

3. Conditions for the contract taking effect:

(1) Both parties affix official seals

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(2) Shareholders of Party A pledge all the stock rights of Party A to Party B. Complete stock rights pledge registration in local Administration for Industry & Commerce of project companies before October 15, 2014.

4. The contract shall be terminated in the case that all the contract contents are fulfilled. If Principal fails to fulfill the payment obligation as agreed in the agreement within 90 days after grid-connected power generation, Contractor has the right to dispose the power generation at its sole discretion. If the amount obtained exceeds the payables, Contractor shall return the same to Principal. Income obtained while disposing the power station shall be owned by Contractor.

IX. Copies of Contract

1. The contract has four originals, which are of the equal effect, each party holding two copies respectively;

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(Signature Page)

Principal (affix a seal): Inner Mongolia Jingzhaolai Photovoltaic Power Co., Ltd	Contractor (affix a seal): Xinyu Xinwei New Energy Co., Ltd.
Account Opening Bank: Rixin Sub-branch of Hohhot of China Construction Bank of China	Account Opening Bank: Xinyu Branch of Industrial and Commercial Bank of China
Account No.: 15001706680052507019	Account No.:1505202609200097602
Tax No.: 150105397356004	Tax No.:36050209947618X
Tel: 0955-70155615	Tel:0790-6861780
Legal Person or Authorized Representative (signature):	Legal Person or Authorized Representative (signature):

Date: October 8, 2014	Date: October 8, 2014

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